Exhibit 1.1

[Form of UNDERWRITING AGREEMENT]

UNDERWRITING AGREEMENT

[●%] credit card receivables-backed
Class a [FLOATING RATE] NOTES, SERIES 202●-●

[[●%] credit card receivables-backed
Class B [FLOATING RATE] NOTES, SERIES 202●-●]

[[●%] credit card receivables-backed
Class C [FLOATING RATE] NOTES, SERIES 202●-●]

● ●, 202●

[NAME OF REPRESENTATIVE],

   as an Underwriter and

   as Representative

   of the other Underwriters

   named in the Terms Annex

Ladies and Gentlemen:

Golden Credit Card Trust (the "Trust"), a trust established under the laws of the Province of Ontario by declaration of trust made as of March 31, 1999, as supplemented by a supplemental declaration of trust made as of April 22, 2008 and a second supplemental declaration of trust made as of September 29, 2011 (the "Declaration of Trust"), with Computershare Trust Company of Canada acting as issuer trustee of the Trust (in such capacity, the "Issuer Trustee") and Royal Bank of Canada acting as administrative agent on behalf of the Trust (in such capacity, the "Administrative Agent"), proposes to issue and sell US$● aggregate principal amount of [●%] Credit Card Receivables-Backed [Floating Rate] Class A Notes, Series 202●-● (the " [Class A][Offered] Notes"), [US$● aggregate principal amount of [●%] Credit Card Receivables-Backed [Floating Rate] Class B Notes, Series 202●-● (the "Class B Notes")] [and] [US$● aggregate principal amount of [●%] Credit Card Receivables-Backed [Floating Rate] Class C Notes, Series 202●-● (the "Class C Notes"] and together with the Class A Notes [and the Class B Notes], the "Offered Notes" [or the “Notes")]] described in the Terms Annex attached to this agreement (this agreement, including the Terms Annex, this "Agreement"). The Offered Notes will be registered with the U.S. Securities and Exchange Commission (the "Commission") and will be sold to the underwriters listed in the Terms Annex through the representative (the "Representative") signing this Agreement on behalf of itself and the other underwriters (the Representative and the other underwriters of the Offered Notes, the "Underwriters").

The Offered Notes will be issued pursuant to a trust indenture dated as of July 9, 1999, as supplemented by a supplemental trust indenture dated as of April 22, 2008, and a second supplemental indenture dated as of January 26, 2017, as supplemented by the Series 202●-● supplemental indenture to be dated as of the Closing Date (as defined below) and as may be further amended and supplemented (together, the "Trust Indenture") between the Issuer Trustee, on behalf of the Trust, and CIBC Mellon Trust Company (the "Indenture Trustee" and, together with the Issuer Trustee, the "Trustees"). [Simultaneously with the issuance and sale of the Offered Notes as contemplated in this Agreement, the Trust will issue the [Class B Notes (the "Class B Notes")] [and] [the Class C Notes (the "Class C Notes" and, collectively with the Offered Notes [and the Class B Notes], the "Notes"). The [Class B] [and] [Class C] Notes will initially be [purchased by Royal Bank of Canada] [offered concurrently but separately in Canada] in a private placement transaction.] The Administrative Agent will act as administrator for the Trust pursuant to an administration agreement dated as of March 31, 1999 (the "Administration Agreement"), between the Administrative Agent and Computershare Trust Company of Canada (as successor in interest to TD Trust Company), in its capacity as trustee of the Trust.

The Notes will evidence debt obligations of the Trust secured by a Series 202●-● Ownership Interest (the "Series 202●-● Ownership Interest") in a revolving pool of credit card receivables (the "Receivables") held by BNY Trust Company of Canada, as agent, nominee and bare trustee (in such capacity, the "Custodian") pursuant to the Second Amended and Restated Pooling and Servicing Agreement dated as of October 30, 2009 (the "Pooling and Servicing Agreement") among Royal Bank of Canada, as seller (in such capacity, the "Seller"), and as initial servicer (in such capacity, the "Servicer"), and the Custodian for and on behalf of the Seller, the Co-Owners and other Persons who are from time to time party to Series Purchase Agreements (as defined in the Pooling and Servicing Agreement), as the same may be amended, modified, supplemented or restated from time to time. The Series 202●-● Ownership Interest will be issued and sold to Golden Credit Card Limited Partnership, an Ontario limited partnership (the "Depositor"), pursuant to a Series 202●-● Purchase Agreement to be dated as of the Closing Date (the "Series 202●-● Purchase Agreement") among the Seller, the Servicer, the Custodian and the Depositor. The Series 202●-● Ownership Interest will be assigned by the Depositor to the Trust pursuant to a Series 202●-● Co-Ownership Assignment Agreement to be dated as of the Closing Date (the "Series 202●-● Co-Ownership Assignment Agreement") among the Seller, the Servicer, the Custodian, the Depositor and the Trust.

The Trust provides for the review of the Receivables (and related Accounts) for compliance with the representations and warranties made about them in certain circumstances under an asset representations review agreement (the "Asset Representations Review Agreement") among the Trust, the Seller, the Servicer and Clayton Fixed Income Services LLC, as asset representations reviewer (the "Asset Representations Reviewer").

The Declaration of Trust, the Pooling and Servicing Agreement, the Trust Indenture, the Administration Agreement, the Series 202●-● Purchase Agreement, the Series 202●-● Co-Ownership Assignment Agreement and the Asset Representations Review Agreement are collectively referred to as the "Basic Documents." Capitalized terms used but not defined herein shall have the meanings given to such terms in the Pooling and Servicing Agreement and the Trust Indenture. For the purposes of this Agreement, "Closing Time" shall mean 10:00 a.m. (Toronto time) on the Closing Date (as such term is defined in the Terms Annex) or such time on the Closing Date as the Depositor and the Representative may agree in writing.

The Depositor prepared and filed with the Commission according to the Securities Act of 1933, as amended (together with the rules and regulations of the Commission under the Securities Act of 1933, the "Securities Act") a registration statement on Form SF-3 (Registration Nos. 333-269709 and 333-269709-01), including a form of prospectus and all amendments that are required as of the date of this Agreement for the offering of notes from time to time according to Rule 415 under the Securities Act, which was declared effective by the Commission on ● ●, 202● (as amended at the time of effectiveness and including all documents incorporated by reference at the time of effectiveness, the "Registration Statement"). For purposes of this Agreement, the "effective date" means the later of (a) the date and time as of which the Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission or (b) the most recent effective date as of which the Prospectus (as defined below) is deemed to be part of the Registration Statement pursuant to Rule 430D under the Securities Act.

The Depositor also prepared and filed with the Commission according to Rule 424(h) under the Securities Act ("Rule 424(h)"), [(a)] at least three business days before the Time of Sale (as defined below), a preliminary prospectus relating to the Offered Notes as described in the Terms Annex under "Time of Sale Information" [and (b) at least 48 hours before the Time of Sale, a supplement to the preliminary prospectus (the "Supplement") as described in the Terms Annex under "Time of Sale Information"] (as amended or supplemented and including all documents incorporated by reference in the preliminary prospectus, [together,] the "Preliminary Prospectus").

At or before the time that the Representative first entered into a "contract of sale" (within the meaning of Rule 159 under the Securities Act, the "Contracts of Sale") with investors in the Offered Notes, which time will be stated in the Terms Annex and will not be before the date of this Agreement (the "Time of Sale"), the Depositor prepared the Preliminary Prospectus and the other information (including any "free-writing prospectus," as defined in Rule 405 under the Securities Act (a "Free Writing Prospectus")) listed in the Terms Annex under "Time of Sale Information" (collectively, the "Time of Sale Information"). If, after the initial Time of Sale, the Depositor and the Representative determine that the original Time of Sale Information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Representative advises the Trust that investors in the Offered Notes have elected to terminate their initial Contracts of Sale and enter into new Contracts of Sale, then the "Time of Sale" will refer to the time of entry into the first new Contract of Sale and the "Time of Sale Information" will refer to the information available to purchasers at least 48 hours prior to the time of entry (prior to the Closing Date) into the first new Contract of Sale, including any information that corrects the material misstatements or omissions (the new information, the "Corrective Information") and the Terms Annex will be deemed to be amended to include the Corrective Information in the Time of Sale Information. However, for the purposes of Section 6, if an investor elects not to terminate its initial Contract of Sale and enter into a new Contract of Sale, "Time of Sale" will refer to the time of entry into the initial Contract of Sale and "Time of Sale Information" for Offered Notes to be purchased by that investor will refer to information available to that investor at the time of entry into the initial Contract of Sale.

The Trust will prepare and file with the Commission according to Rule 424(b) under the Securities Act ("Rule 424(b)"), within two business days after the date of this Agreement, a final prospectus relating to the Offered Notes (as amended or supplemented and including all documents incorporated by reference in the prospectus, the "Prospectus").

1.	Representations, Warranties and Covenants of the Trust, the Depositor and the Seller.

(a)	The Trust hereby represents, warrants and covenants to the Underwriters as follows:

(i)	Organization of the Trust. The Trust subsists as a trust under the laws of Ontario and the Issuer Trustee has all necessary power and authority to engage in the business described in the Declaration of Trust in Ontario and the other provinces and territories of Canada.

(ii)	Non-Contravention of Existing Instruments. The Trust is not in violation of any law (except any violation that would not be material in the circumstances of the Trust's business) or its Declaration of Trust or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound. The execution and delivery of this Agreement and the Basic Documents to which it is a party and the issuance and sale of the Notes and compliance by the Trust with the terms thereof and consummation of the transactions contemplated in this Agreement and the Basic Documents to which it is a party: (i) have been duly authorized by all necessary action on the part of the Administrative Agent or Issuer Trustee, (ii) will not conflict with or constitute a breach of, or a default under, any material contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Trust is a party or by which it or its properties or assets may be bound, (iii) will not result in the creation or imposition of any lien, adverse claim, charge or encumbrance upon any material property or assets of the Trust (except in connection with the transactions contemplated in this Agreement and the Basic Documents to which it is a party), and (iv) will not result in any violation of any law, administrative regulation or administrative or court order or decree applicable to the Trust.

(iii)	Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Administrative Agent on behalf of the Trust, and constitutes a legal, valid and binding obligation of the Trust, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application.

(iv)	Authorization of Basic Documents. Each of the Basic Documents to which the Trust is a party has been duly authorized by the Administrative Agent or Issuer Trustee and when executed and delivered by the Administrative Agent or Issuer Trustee, on its behalf, will constitute a legal, valid and binding obligation of the Trust, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(v)	Trust Indenture. No registration, filing or recording of the Trust Indenture under the laws of any jurisdiction is necessary in order to preserve or protect the validity or enforceability of the Trust Indenture or the Notes issued thereunder, other than such registrations, filings or recordings as will have been made by the Trust on or before the Closing Date.

(vi)	Independent Accountants. To the Trust's knowledge, ● (the "Accountants"), who have performed certain agreed upon procedures with respect to the pool information of the Trust, are independent public or certified public accountants within the meaning of Rule 204 of Chartered Professional Accountants of Ontario's Code of Professional Conduct and by Rule 2-01 of the Commission's Regulation S-X.

(vii)	Authorization of the Offered Notes. The Offered Notes have been duly authorized for issuance and sale by the Trust pursuant to this Agreement and, at the Closing Date, will be in the form contemplated by the Trust Indenture, will have been authorized for issuance and sale pursuant to the Trust Indenture and will have been duly executed by the Administrative Agent or Issuer Trustee on behalf of the Trust and, when executed, authenticated, issued and delivered in the manner provided for in the Trust Indenture and sold and paid for as provided in this Agreement, the Offered Notes will constitute valid and binding obligations of the Trust enforceable against the Trust in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application. The holders of the Offered Notes will be entitled to the benefits of the Trust Indenture. The form of Global Note (as defined herein) will be duly approved and adopted by the Issuer Trustee, on behalf of the Trust.

(viii)	Description of the Offered Notes and the Trust Indenture. The Offered Notes and the Trust Indenture conform in all material respects to the description thereof in the Prospectus.

(ix)	No Further Authorizations or Approvals Required. No consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental agency is required for the execution, delivery and performance by the Trust of each of this Agreement or the Trust Indenture, or the issue, offer, sale and delivery of the Offered Notes by the Trust in accordance with the terms of this Agreement, and compliance by the Trust with the terms of thereof, other than (i) as have been obtained or will be obtained prior to the Closing Date and (ii) as may be required under applicable state securities laws in connection with the purchase and resale of the Offered Notes by the Underwriters.

(x)	No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings before or by any court or governmental agency or body, domestic or foreign, now pending or, to the Trust's knowledge, threatened against or affecting the Trust, which would have a material adverse effect on the Trust or the ability of the Trust to perform its obligations under the Notes, the Basic Documents or this Agreement. No orders, rulings or determinations having the effect of suspending the sale or ceasing the trading of the Notes have been issued by any regulatory authority and are continuing in effect and no proceedings for that purpose have been instituted or, to the knowledge of the Trust, are pending, contemplated or threatened.

(xi)	No Default Under Debt. No material default on the part of the Trust exists, or as a result of the offer and sale of the Notes will exist, under any instrument securing or otherwise relating to any indebtedness of the Trust.

(xii)	Series Ownership Interest. At the Closing Time, all registrations, recordings or filings required to be made in any public office of recording in any of the provinces of Canada in connection with the transfer by the Seller to the Depositor and the assignment by the Depositor to the Trust of the Series 202●-● Ownership Interest and the right to collect payments under such Series 202●-● Ownership Interest will have been made except as disclosed to and acknowledged by the Representative. The Representative acknowledges that the Trust will make all required registrations, recordings or filings in the Province of Québec in connection with the transfer by the Seller to the Depositor and the assignment by the Depositor to the Trust of the Series 202●-● Ownership Interest and the right to collect payments under such Series 202●-● Ownership Interest within five days of the Closing Date.

(xiii)	No Other Rights to Acquire Securities. Other than as contemplated by this Agreement, [including, for greater certainty, with respect to [the Class B Notes] [and] [the Class C Notes] that are concurrently being offered and sold exclusively in Canada], no person, firm, trust or corporation has any agreement, option, right or privilege (whether pre-emptive, contractual or otherwise) capable of becoming an agreement for the purchase, acquisition, subscription or issuance of any unissued securities of or in respect of the Trust.

(xiv)	No Canadian Filings. There are no documents required to be filed as of the date hereof or that will be required to be filed as of the Closing Time with the securities commission or similar regulatory authorities in any of the provinces of Canada in connection with the Prospectus.

(xv)	DTC. The Trust will use its best efforts in cooperation with the Underwriters to permit the Offered Notes to be eligible for distribution and trading on a "book entry only" basis through The Depository Trust Company ("DTC").

(xvi)	Trust Not an "Investment Company". The Trust has been advised of the rules and requirements under the U.S. Investment Company Act of 1940, as amended (the "Investment Company Act"). The Trust is not, and will not be, after receipt of the payment for the Offered Notes and application of the proceeds as described in the Prospectus, required to be registered as, an "investment company" under the Investment Company Act. In making this determination, the Trust is relying on an exemption from the definition of "investment company" contained in Section 3(c)(5) of the Investment Company Act, although there may be additional exclusions or exemptions available to the Trust.

(xvii)	Trust Not a Covered Fund. The Trust is not, and will not be, after receipt of the payment for the Offered Notes and application of the proceeds as described in the Prospectus, a "covered fund" for purposes of the final regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly known as the "Volcker Rule".

(xviii)	No Price Stabilization or Manipulation. The Trust has not taken and will not take, directly or indirectly, any action (other than actions taken by the Underwriters, as to which the Trust makes no representation or warranty) designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Offered Notes.

(xix)	No Unlawful Contributions or Other Payments. Neither the Trust nor, to the best knowledge of the Trust, any agent or other person acting on behalf of the Trust has: (i) used any Trust funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from Trust funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xx)	Money Laundering. The operations of the Trust are in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Trust with respect to the Money Laundering Laws is pending or, to the best knowledge of the Trust, threatened.

(xxi)	Office of Foreign Assets Control. None of the Trust, or to the knowledge of the Trust, any agent or other person acting on behalf of the Trust is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC"); and the Trust will not directly or indirectly use the proceeds of the offering of the Offered Notes hereunder, or lend, contribute or otherwise make available such proceeds to any person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxii)	No Broker's Fees. Other than as disclosed in the Prospectus, the Trust is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Trust or the Underwriters for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Offered Notes.

(xxiii)	Margin Rules. Neither the issuance, sale and delivery of the Offered Notes nor the application of the proceeds thereof by the Trust as described in the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(xxiv)	Market Information. Any statistical and market-related data included in the Prospectus are based on or derived from sources that the Trust believes to be reliable and accurate and the Trust is authorized to use such data in the Prospectus.

(xxv)	Ineligible Issuer. The Trust is not, and on the date on which the first bona fide offer of the Offered Notes was made was not, an "ineligible issuer," as defined in Rule 405 under the Securities Act.

(xxvi)	[[Class B Notes] [and] [Class C Notes]. [The Class B Notes] [and] [the Class C Notes] will only be offered and sold outside the United States to non-U.S. persons in "offshore transactions" within the meaning of Regulation S.]

(xxvii)	Rule 15Ga-2. The Trust has not obtained, nor will it obtain from the date of this Agreement to the Closing Date, any third-party due diligence reports in connection with the Offered Notes that would give rise to a requirement to file Form ABS-15G with the Commission pursuant to Rule 15Ga-2 under the Exchange Act.

(xxviii)	Representations and Warranties in Trust Indenture. The Trust hereby makes and repeats each of the representations and warranties set out in Section 7.01 of the Trust Indenture, as modified by the supplemental indentures thereto; such representations and warranties are incorporated by reference in this Section 1(a) and the Underwriters may rely thereon as if such representations and warranties were fully set out in this Agreement.

Any certificate signed by an officer of the Administrative Agent on behalf of the Trust and delivered to the Representative shall be deemed to be a representation and warranty by the Trust to the Representative as to the matters set forth therein.

(b)	The Depositor hereby represents, warrants and covenants to the Underwriters as follows:

(i)	Registration Statement Effective; Satisfaction of Conditions. The Registration Statement has been declared effective by the Commission under the Securities Act, there is no request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information, no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been started or, to the knowledge of the Depositor, threatened by the Commission. At the Time of Sale, the Registration Statement and the Preliminary Prospectus complied, and as of its date and as of the Closing Date the Prospectus will comply, in all material respects with the Securities Act. The conditions to the use by the Depositor of a registration statement on Form SF-3 under the Securities Act, as stated in the Registrant Requirements in the General Instructions to Form SF-3, have been satisfied as of the date of this Agreement and will be satisfied as of the Closing Date. The conditions to the offering of the Offered Notes under a registration statement on Form SF-3 under the Securities Act, as stated in the Transaction Requirements in the General Instructions to Form SF-3, will be satisfied as of the Closing Date. The Depositor has paid the registration fee for the Offered Notes according to Rule 456 of the Securities Act.

(ii)	Filing of Preliminary Prospectus. The Depositor filed with the Commission according to Rule 424(h) [(i)] the Preliminary Prospectus [(excluding the Supplement)], at least three business days before the Time of Sale [and (ii) the Supplement, at least 48 hours before the Time of Sale]. [The Supplement clearly delineates what material information has changed and how the information has changed from the Preliminary Prospectus (excluding the Supplement).]

(iii)	Trust Free Writing Prospectus. Other than the Preliminary Prospectus and the Prospectus, the Depositor (including its agents and representatives other than the Underwriters in their capacity as such) has not prepared or authorized, and will not prepare or authorize, any "written communication" (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Notes other than the documents, if any, listed as a Trust Free Writing Prospectus (each, a "Trust Free Writing Prospectus") under "Time of Sale Information" in the Terms Annex. Each Trust Free Writing Prospectus complied in all material respects with the Securities Act at the Time of Sale and has been filed according to Section 3 (to the extent required by Rule 433 under the Securities Act ("Rule 433")).

(iv)	No Material Misstatement or Omission. The (i) Registration Statement did not, as of the effective date or as of the Time of Sale, and will not, on the Closing Date, (ii) the Preliminary Prospectus did not, as of its date, (iii) the Time of Sale Information did not, at the Time of Sale, and will not, on the Closing Date, and (iv) Prospectus will not, as of its date and on the Closing Date, contain any untrue statement of any material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, in each case, the Depositor makes no representation or warranty about any statements or omissions made in reliance on and in conformity with Underwriter Information (as defined in Section 6(b)). However, if after the Time of Sale but before or on the Closing Date the Depositor and the Representative determine that the Time of Sale Information included an untrue statement of material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, for purposes of this paragraph, Time of Sale Information will include any Corrective Information delivered to the Representative or the Underwriters by the Depositor according to Section 4(c).

(v)	Documents Incorporated by Reference. The documents incorporated by reference in the Registration Statement or the Preliminary Prospectus, when they were filed with the Commission, complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission under the Securities Exchange Act of 1934, the "Exchange Act"), as applicable, and any other documents filed and incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, when the documents are filed with the Commission, will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable.

(vi)	Organization of the Depositor. The Depositor subsists as a limited partnership under the laws of Ontario and has all necessary power and authority to engage in the business described in its limited partnership agreement in Ontario.

(vii)	Non-Contravention of Existing Instruments. The Depositor is not in violation of any law (except any violation that would not be material in the circumstances of the Depositor's business) or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound. The execution and delivery of this Agreement and the Basic Documents to which it is a party and the issuance and sale of the Offered Notes and compliance by the Depositor with the terms thereof and consummation of the transactions contemplated in this Agreement and the Basic Documents to which it is a party: (i) have been duly authorized by all necessary action on its part, (ii) will not conflict with or constitute a breach of, or a default under, any material contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Depositor is a party or by which it or its properties or assets may be bound, (iii) will not result in the creation or imposition of any lien, adverse claim, charge or encumbrance upon any material property or assets of the Depositor (except in connection with the transactions contemplated in this Agreement and the Basic Documents to which it is a party), and (iv) will not result in any violation of any law, administrative regulation or administrative or court order or decree applicable to the Depositor.

(viii)	Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Depositor, and constitutes a legal, valid and binding obligation of the Depositor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application.

(ix)	Authorization of Basic Documents. Each of the Basic Documents to which the Depositor is a party has been duly authorized by the Depositor and when executed and delivered by the Depositor, will constitute a legal, valid and binding obligation of the Depositor, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(x)	Independent Accountants. To the Depositor's knowledge, the Accountants, who have performed certain agreed upon procedures with respect to the pool information of the Trust, are independent public or certified public accountants within the meaning of Rule 204 of Chartered Professional Accountants of Ontario's Code of Professional Conduct and by Rule 2-01 of the Commission's Regulation S-X.

(xi)	Description of the Offered Notes and the Trust Indenture. The Offered Notes and the Trust Indenture conform in all material respects to the description thereof in the Prospectus.

(xii)	No Further Authorizations or Approvals Required. No consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental agency is required for the execution, delivery and performance by the Depositor of this Agreement, and compliance by the Depositor with the terms of thereof, other than (i) as have been obtained or will be obtained prior to the Closing Date and (ii) as may be required under applicable state securities laws in connection with the purchase and resale of the Offered Notes by the Underwriters.

(xiii)	No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings before or by any court or governmental agency or body, domestic or foreign, now pending or, to the Depositor's knowledge, threatened against or affecting the Depositor, which would have a material adverse effect on the Depositor or the ability of the Depositor to perform its obligations under the Basic Documents or this Agreement. No orders, rulings or determinations having the effect of suspending the sale or ceasing the trading of the Offered Notes have been issued by any regulatory authority and are continuing in effect and no proceedings for that purpose have been instituted or, to the knowledge of the Depositor, are pending, contemplated or threatened.

(xiv)	Series Ownership Interest. At the Closing Time, all registrations, recordings or filings required to be made in any public office of recording in any of the provinces of Canada in connection with the transfer by the Seller to the Depositor and the assignment by the Depositor to the Trust of the Series 202●-● Ownership Interest and the right to collect payments under such Series 202●-● Ownership Interest will have been made except as disclosed to and acknowledged by the Representative. The Representative acknowledges that the Depositor will make all required registrations, recordings or filings in the Province of Québec in connection with the transfer by the Seller to the Depositor and the assignment by the Depositor to the Trust of the Series 202●-● Ownership Interest and the right to collect payments under such Series 202●-● Ownership Interest within five days of the Closing Date.

(xv)	No Canadian Filings. There are no documents required to be filed as of the date hereof or that will be required to be filed as of the Closing Time with the securities commission or similar regulatory authorities in any of the provinces of Canada in connection with the Prospectus.

(xvi)	Market Information. Any statistical and market-related data included in the Prospectus are based on or derived from sources that the Depositor believes to be reliable and accurate and the Depositor is authorized to use such data in the Prospectus.

(xvii)	Ineligible Issuer. The Depositor is not, and on the date on which the first bona fide offer of the Offered Notes was made was not, an "ineligible issuer," as defined in Rule 405 under the Securities Act.

(xviii)	Rule 15Ga-2. The Depositor has not obtained, nor will it obtain from the date of this Agreement to the Closing Date, any third-party due diligence reports in connection with the Offered Notes that would give rise to a requirement to file Form ABS-15G with the Commission pursuant to Rule 15Ga-2 under the Exchange Act.

(c)	The Seller hereby represents, warrants and covenants to the Underwriters as follows:

(i)	Authorization of this Agreement and Basic Documents. This Agreement has been duly authorized, executed and delivered, the Basic Documents to which it is a party in its capacity as Seller or Administrative Agent have been duly authorized by it in its capacity as Seller or Administrative Agent, as applicable, and this Agreement constitutes and when executed and delivered, the Basic Documents to which it is a party in its capacity as Seller or Administrative Agent will constitute, legal, valid and binding obligations of the Seller or Administrative Agent, as applicable, enforceable in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application.

(ii)	Non-Contravention. The performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated in this Agreement will not: (i) conflict with or result in a breach of, and will not constitute a default under, (A) any of the provisions of its charter, letters patent or by-laws, (B) any law, governmental rule or regulation, governmental or regulatory guideline, judgment, decree or order binding on or affecting the Seller or its credit card business, or (C) any contract, agreement or other instrument to which the Seller is a party or by which it is bound, or (ii) result in the creation or imposition of any adverse claim, other than as contemplated in the Preliminary Prospectus, Time of Sale Information and Prospectus.

(iii)	Representations and Warranties in Pooling and Servicing Agreement. The Seller hereby makes and repeats each of the representations and warranties set out in Sections 2.03 and 2.04 of the Pooling and Servicing Agreement; such representations and warranties are incorporated by reference in this Section 1(c) and the Underwriters may rely thereon as if such representations and warranties were fully set out in this Agreement.

(iv)	Compliance with Rule 17g-5. The Seller has executed and delivered a written representation to each "nationally recognized statistical rating organization" (within the meaning of the Exchange Act) hired to rate the Offered Notes (each, a "Rating Agency") that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (E) of Rule 17g-5 ("Rule 17g-5") of the Exchange Act with respect to the Offered Notes, and it has complied with each such representation, other than any breach of any such representation arising from a breach by any Underwriter of the representations, warranties and covenants set forth in Section 3(m). The Seller will comply with the representation made by it to each Rating Agency with respect to the Offered Notes pursuant to paragraph (a)(3)(iii) of Rule 17g-5, other than any breach of any such representation arising from a breach by any Underwriter set forth in Section 3(m).

(v)	Prospectus and Time of Sale Information. The Preliminary Prospectus, as of its date, the Time of Sale Information, as of the Time of Sale, and the Prospectus, as of its date and the Closing Date, did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Prospectus and the Time of Sale Information made in reliance upon and in conformity with the Underwriter Information. The Trust has not distributed and will not distribute, prior to the Closing Date and the completion of the Underwriters' distribution of the Offered Notes, any offering material in connection with the offering and sale of the Offered Notes other than the Prospectus and the Time of Sale Information.

(vi)	Rule 15Ga-2. The Seller has not obtained, nor will it obtain from the date of this Agreement to the Closing Date, any third-party due diligence reports in connection with the Offered Notes that would give rise to a requirement to file Form ABS-15G with the Commission pursuant to Rule 15Ga-2 under the Exchange Act.

(vii)	U.S. Credit Risk Retention. The Seller is the appropriate entity to comply with all requirements imposed on the "sponsor of a securitization transaction" in accordance with the final rules contained in Regulation RR, 17 C.F.R. §246.1, et seq. (the "Credit Risk Retention Rules") implementing the credit risk retention requirements of Section 15G of the Exchange Act, in each case directly or (to the extent permitted by the Credit Risk Retention Rules) through one or more wholly-owned affiliates (as defined in the Credit Risk Retention Rules, each a "Wholly-Owned Affiliate"). The Seller or one or more of its Wholly-Owned Affiliates satisfies the Credit Risk Retention Rules by retaining the Retained Interest (as defined in the Pooling and Servicing Agreement), which is a "seller's interest" (as contemplated by the Credit Risk Retention Rules), in the Receivables in an amount not less than five percent (5%) of the aggregate unpaid principal balance of all outstanding investor "ABS interests" (as defined in the Credit Risk Retention Rules) in the Trust, determined in accordance with the requirements of the Credit Risk Retention Rules, without any impermissible transfer, hedging or financing of such retained interest.

2.	Purchase, Sale and Delivery of the Offered Notes.

(a)	Purchase and Sale of Offered Notes. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Trust will sell to the Underwriters, and the Underwriters will, severally and not jointly, purchase from the Trust, the principal amounts of the Offered Notes listed opposite the Underwriters' names in the Terms Annex for the purchase prices stated in the Terms Annex (each, a "Purchase Price"). The Trust will not be obligated to deliver any of the Offered Notes except upon payment of the aggregate Purchase Price for all the Offered Notes to be purchased as provided herein.

(b)	Closing. The purchase of the Offered Notes will be completed at the Closing Time by electronic means at the offices of McCarthy Tétrault LLP, Suite 5300, Toronto Dominion Bank Tower, Toronto-Dominion Centre, Toronto, Ontario M5K IE6.

(c)	Delivery of the Offered Notes. At the Closing Time, the Trust will cause to be delivered to the Representative, or as the Representative may otherwise direct, one or more global notes (the "Global Notes") representing the aggregate principal amount of the Offered Notes offered hereunder, registered in the name of Cede & Co, as nominee of DTC, against payment of the Purchase Price thereof by wire transfer of immediately available funds, as directed by the Trust and delivery of a receipt for such Global Notes, signed by the Representative. The Global Notes will be made available for inspection by the Underwriters not later than 12:00 p.m., Toronto time, on the Business Day prior to the Closing Date. For the purposes of this Agreement, a "Business Day" means any day, other than a Saturday, Sunday or public holiday, on which banks are authorized to be open for business in Toronto, Ontario and New York, New York.

3.	Agreements Regarding Offering of Notes

(a)	Public Offering. The Trust and the Depositor understand that the Underwriters intend to offer the Offered Notes for sale to the public (which may include selected dealers) on the terms stated in the Preliminary Prospectus, the Time of Sale Information and the Prospectus.

(b)	Time of Sale; Delivery of Time of Sale Information. Each Underwriter, severally and not jointly, represents and agrees that (i) it did not enter into any Contract of Sale for any Offered Notes prior to the Time of Sale, (ii) if any Corrective Information is delivered by the Depositor under Section 4(c), it will not enter into any new Contract of Sale for any Offered Notes until at least 48 hours after the new Time of Sale Information, including the Corrective Information, has been delivered to the related investor and (iii) it will, at any time that such Underwriter is acting as an "underwriter" (as defined in Section 2(a)(11) of the Securities Act) for the Offered Notes, deliver the Time of Sale Information to each investor to whom Offered Notes are sold by it during the period prior to the filing of the Prospectus according to Rule 424(b) (as notified to the Underwriters by the Depositor), at or prior to the applicable time of entry into the Contract of Sale for that investor.

(c)	No Other Written Communications. Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act, no Underwriter will publish, transmit or deliver any written communication to any person in connection with the initial offering of the Offered Notes unless the written communication (i) is made in reliance on Rule 134 under the Securities Act, (ii) is a prospectus satisfying the requirements of Rule 430D under the Securities Act or (iii) is a Free Writing Prospectus.

(d)	Underwriter Free Writing Prospectuses. Each Underwriter represents and agrees with the Depositor and the Seller that (i) it has not and will not prepare or use any Free Writing Prospectus (any Free Writing Prospectus prepared by or on behalf of the Underwriter, an "Underwriter Free Writing Prospectus") that contains any information other than (A) information included in the Preliminary Prospectus or to be included in the Prospectus ("Trust Information") or (B) expected pricing parameters for the Offered Notes and status of subscriptions or allocations for the Offered Notes, unless otherwise agreed to by the Depositor, (ii) it will discuss with the Depositor and Seller the information to be included, prior to its first use, in any Underwriter Free Writing Prospectus that includes pricing-related information (including class size, coupons or spread and price on Bloomberg screens) unless the pricing-related information was in an Underwriter Free Writing Prospectus previously discussed with the Depositor, and (iii) it will not use any "ABS informational and computational material," as defined in Item 1101(a) of Regulation AB under the Securities Act in reliance on Rules 167 and 426 under the Securities Act. Each Underwriter will deliver to the Depositor any Underwriter Free Writing Prospectus required to be filed with the Commission (other than an Underwriter Free Writing Prospectus referred to in Section 3(j)) on the business day prior to its first use (except as otherwise agreed by the Depositor), except that the Representative agrees to deliver an Underwriter Free Writing Prospectus with all final pricing information as soon as practicable on the day the Offered Notes are priced.

(e)	Trust Free Writing Prospectuses. The Depositor represents and agrees with the Underwriters that it has not prepared any Free Writing Prospectuses other than any Trust Free Writing Prospectus listed in the Terms Annex under "Time of Sale Information."

(f)	No Material Misstatements or Omissions. Each Underwriter represents and agrees with the Depositor and Seller that each Underwriter Free Writing Prospectus prepared or used by that Underwriter, if any, when read together with the Preliminary Prospectus and any Trust Free Writing Prospectus, will not, as of the date the Underwriter Free Writing Prospectus was published, transmitted or delivered to any prospective purchaser of Offered Notes, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Underwriter makes no representation to the extent the misstatements or omissions were the result of any inaccurate Trust Information delivered by the Depositor or Seller to the Representative or the Underwriter, which information was not corrected by Corrective Information subsequently delivered by the Depositor or Seller to the Representative or the Underwriters prior to the Time of Sale.

(g)	Free Writing Prospectus Legend. The Depositor and each Underwriter agrees that any Free Writing Prospectuses prepared by it will contain substantially the following legend:

The depositor has filed a registration statement (including a prospectus) with the Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Commission's website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering can arrange to send you the prospectus if you request it by calling toll-free at ●.

(h)	Filings with the Commission. The Depositor agrees to file with the Commission when required under the Securities Act the following:

(i)	the Prospectus;

(ii)	the certifications and Basic Documents necessary to satisfy the conditions for the offering of the Offered Notes under Form SF-3, as stated in the General Instructions to Form SF-3;

(iii)	each Trust Free Writing Prospectus required to be filed according to Rule 433(d);

(iv)	any Underwriter Free Writing Prospectus included in the "Time of Sale Information" in the Terms Annex and any other Underwriter Free Writing Prospectus required to be filed according to Rule 433(d) (other than an Underwriter Free Writing Prospectus required to be filed according to Rule 433(d)(1)(ii)), as long as the Underwriter Free Writing Prospectus was delivered to the Depositor reasonably in advance of the time required to be filed according to Rule 433(d); and

(v)	any Free Writing Prospectus for which the Depositor or any person acting on its behalf delivered, authorized and approved information that was prepared and published, transmitted or delivered by a person unaffiliated with the Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

(i)	Filing of Underwriter Free Writing Prospectuses. Subject to Section 3(h)(iv), each Underwriter agrees to file with the Commission any Underwriter Free Writing Prospectus prepared by it when required to be filed according to Rule 433(d)(1)(ii) and, on request, to deliver a copy to the Depositor and Seller.

(j)	Free Writing Prospectuses Not Required to be Filed. Notwithstanding the provisions of Sections 3(h) and (i), neither the Depositor nor any Underwriter will be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

(k)	Retention of Free Writing Prospectuses. The Depositor and each Underwriter agree to retain all Free Writing Prospectuses that they have used and that are not filed with the Commission according to Rule 433.

(l)	Prospectus. Each Underwriter agrees with the Depositor and the Trust that after the Prospectus is made available to the Underwriters, it will not distribute any written information in connection with the offering of the Offered Notes during the 90-day period (or any longer period required by law) following the Closing Date to a prospective purchaser of Offered Notes unless the information is preceded or accompanied by the Prospectus.

(m)	No Rating Agency Information. Each Underwriter, severally and not jointly, (i) represents to the Seller, the Depositor and the Trust that it has not provided, as of the date of this Agreement, and agrees with the Seller, the Depositor and the Trust that it will not provide, on or prior to the Closing Date, to any Rating Agency or other "nationally recognized statistical rating organization" (within the meaning of the Exchange Act), any information, written or oral, relating to the Trust, the Offered Notes, the Receivables, the transactions contemplated by this Agreement or the Basic Documents or any other information, that could be reasonably determined to be relevant to determining an initial credit rating for the Offered Notes (as contemplated by Rule 17g-5(a)(3)(iii)(C)), without the prior consent of the Seller, the Depositor or the Administrative Agent and (ii) agrees with the Seller, the Depositor and the Trust that it will not provide to any Rating Agency or other "nationally recognized statistical rating organization" (within the meaning of the Exchange Act), any information, written or oral, relating to the Trust, the Offered Notes, the Receivables, the transactions contemplated by this Agreement or the Basic Documents or any other information, that could be reasonably determined to be relevant to undertaking credit rating surveillance for the Offered Notes (as contemplated by Rule 17g 5(a)(3)(iii)(D)), without the prior consent of the Seller, the Depositor or the Administrative Agent.

(n)	No Due Diligence Services. Each Underwriter, severally and not jointly, represents and agrees that it has not employed any person to provide third-party "due diligence services" (as defined in Rule 17g-10 under the Exchange Act) relating to the Offered Notes or obtained a "third-party due diligence report" (as defined in Rule 15Ga-2 under the Exchange Act) relating to the Offered Notes.

(o)	Sales in the United States. Each Underwriter represents and agrees with Seller and the Depositor that sales of Offered Notes in the United States or to U.S. persons will only be made by it either directly as a broker-dealer registered with the Commission or through an affiliated broker-dealer registered with the Commission.

(p)	Underwriters' Fees and Expenses. The Underwriters will pay the following fees and expenses: (i) all fees and expenses, including fees and expenses of counsel, in connection with any state securities or "blue sky" law qualifications or legal investment surveys for the Offered Notes and (ii) all fees and expenses of counsel to the Underwriters. Except as stated in Section 8, the Underwriters will pay all their own fees and expenses in connection with any offers of the Offered Notes.

(q)	[Financial Services and Markets Act 2000. Each Underwriter severally, but not jointly, represents and agrees that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended ("FSMA")) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of FSMA does not apply to the Trust, the Depositor or the Seller and (ii) it has complied and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.]

(r)	[United Kingdom. Each Underwriter severally, but not jointly, represents and agrees that (i) it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Notes which are the subject of the offering contemplated by the Prospectus to any UK Retail Investor in the UK. For purposes of this subparagraph (r), the expression "UK Retail Investor" means a person who is one (or more) of the following: (A) a retail client as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) 2017/565 (as amended), as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the "EUWA"), (B) a customer within the meaning of the provisions of FSMA, and any rules or regulations made under FSMA (as such rules and regulations may be amended) to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 (as amended), as it forms part of UK domestic law by virtue of the EUWA, or (C) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended), as it forms part of UK domestic law by virtue of the EUWA. Further, for purposes of this subparagraph (r), the expression "offer" includes communication to persons in any form and by any means of sufficient information on the terms of the offer and the Offered Notes to be offered, so as to enable an investor to decide to purchase or subscribe to the Offered Notes.]

(s)	[European Economic Area. Each Underwriter severally, but not jointly, represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Notes which are the subject of the offering contemplated by the Prospectus to any EU Retail Investor in the European Economic Area. For purposes of this subparagraph (s), the expression "EU Retail Investor" means a person who is one (or more) of the following: (A) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"), (B) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II, or (C) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Further, for purposes of this subparagraph (s), the expression "offer" includes communication to persons in any form and by any means of sufficient information on the terms of the offer and the Offered Notes to be offered, so as to enable an investor to decide to purchase or subscribe to the Offered Notes.]

4.	Additional Covenants of the Trust, the Depositor and the Seller.

The Trust, the Depositor and the Seller, as applicable, hereby covenant and agree with the Underwriters as follows:

(a)	Preparation of Prospectus. Immediately following the execution of this Agreement, the Depositor will prepare the Prospectus, which will contain the information from the Terms Annex and any other information as the Depositor determines is appropriate or advisable to include.

(b)	Filing of Prospectus and any Trust Free Writing Prospectus. The Depositor will transmit the Prospectus by a means reasonably calculated to result in a timely filing with the Commission according to Rule 424(b) under the Securities Act and, subject to Section 3 and to the extent required by Rule 433, will file any Trust Free Writing Prospectus with the Commission by a means reasonably calculated to result in a timely filing.

(c)	Delivery of Proposed Amendments and Supplements. On or before the Closing Date, the Depositor will deliver to the Representative any proposed amendment or supplement to the Registration Statement, the Time of Sale Information or the Prospectus and give the Representative reasonable time to review the amendment or supplement before it is filed, and will deliver any final Corrective Information to the Representative or the Underwriters before the new Time of Sale to allow the Underwriters to deliver the final Corrective Information to each investor at least 48 hours before the new Time of Sale.

(d)	Notice to Underwriters. On or before the Closing Date, the Depositor will advise the Underwriters promptly (i) when any amendment to the Registration Statement or supplement to the Prospectus is filed or becomes effective, (ii) of any request by the Commission for any amendment to the Registration Statement or supplement to the Prospectus, (iii) of any stop order issued by the Commission suspending the effectiveness of the Registration Statement or the initiation or threat of any proceeding for that purpose and (iv) of the receipt of any notice regarding a suspension of the qualification of the Offered Notes for offer and sale in any jurisdiction or the initiation or threat of any proceeding for that purpose. The Depositor will use commercially reasonable efforts to prevent the issuance of any stop order or notice and, if issued, to use commercially reasonable efforts to obtain its withdrawal.

(e)	Blue Sky Compliance. The Trust shall, upon request by the Representative, use its best efforts in cooperation with the Representative and counsel for the Representative to qualify the Offered Notes for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representative, and shall comply with such laws and, upon such request, shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Notes. Notwithstanding the foregoing, the Trust shall not be required to qualify as a foreign corporation or to take any action that would subject the Trust to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.

(f)	Delivery of Prospectus. The Depositor will deliver to the Underwriters a reasonable number of copies of the Prospectus prior to the Closing Date. If the Representative notifies the Depositor that delivery of a prospectus is required by law in connection with sales of any Offered Notes in the six-month period following the Closing Date, and either (i) an event has occurred that causes the Prospectus to contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) for any other reason it is necessary during that period to supplement the Prospectus to comply with applicable law, the Depositor agrees to notify the Representative and to prepare and deliver to the Representative, as the Representative may reasonably request, a supplement to the Prospectus that will correct the statement or omission or result in compliance with applicable law. If an Underwriter is required by law to deliver a prospectus or other offering document in connection with sales of any Offered Notes at any time six months or more after the Closing Date, the Representative will notify the Depositor and inquire if either clause (i) or (ii) above is applicable and, if so, at the Representative's request, but at the expense of that Underwriter, the Depositor will prepare and deliver to that Underwriter as many copies as the Representative may reasonably request of a supplemented prospectus or offering document complying with the Securities Act.

(g)	Earnings Statement. The Depositor will make generally available to noteholders as soon as practicable, but no later than 18 months after the Closing Date, an earnings statement for the Trust complying with Rule 158 under the Securities Act and covering a period of at least 12 consecutive months beginning after the Closing Date, which may be satisfied by posting the monthly investor report for the Trust on a publicly available website.

(h)	Delivery of Reports. From the date of this Agreement until the payment in full of the Offered Notes, or until such time as the Representative notifies the Depositor that the Underwriters have ceased to maintain a secondary market in the Offered Notes, whichever occurs first, the Depositor will deliver to the Representative on request, if not otherwise available from any publicly available source, copies of: (i) the annual statement of compliance, the Servicer's report on its assessment of compliance with the minimum servicing criteria and the related attestation report, (ii) each certificate and the annual statements of compliance delivered to the Indenture Trustee under the Trust Indenture, (iii) any material amendment to any Basic Document and (iv) each Investors' Monthly Portfolio Report Summary.

(i)	Cooperation with Rating Agencies. If the ratings assigned to the Offered Notes by the Rating Agencies are conditional on the delivering of documents or the taking of any other actions by the Depositor, the Depositor will deliver those documents and take those actions.

(j)	Compliance with Rule 17g-5. The Depositor and the Seller will comply with the representation made by the Seller to each Rating Agency for the Notes under paragraph (a)(3)(iii)(A) through (E) of Rule 17g-5, other than in the case there is a breach of such representation resulting from a breach by any Underwriter of the representations, warranties and agreements in Section 3(m) or (n).

(k)	Use of Proceeds. The Trust shall apply the net proceeds from the sale of the Offered Notes in the manner described in the Preliminary Prospectus and the Prospectus under the caption "Use of Proceeds."

(l)	Credit Risk Retention Rules. The Seller or (to the extent permitted by the Credit Risk Retention Rules) one or more Wholly-Owned Affiliates has and will continue to comply with all requirements imposed on the "sponsor of a securitization transaction" by the Credit Risk Retention Rules for so long as those requirements are applicable, including (i) maintaining the Retained Interest in an amount not less than the amount required by the Credit Risk Retention Rules on the measurement dates and for the period of time required by the Credit Risk Retention Rules, without any impermissible hedging, transfer or financing of the Retained Interest, and (ii) ensuring that the required post-closing disclosure is provided to holders of Offered Notes in accordance with the Credit Risk Retention Rules if the amount of the Retained Interest on the Closing Date is materially different from the amount of the Retained Interest disclosed in the Preliminary Prospectus.

The Representative, on behalf of the Underwriters, may, in its sole discretion, waive in writing the performance by the Trust, the Depositor or the Seller of any one or more of the foregoing covenants or extend the time for their performance.

5.	Termination of Agreement.

In addition to any other remedies which may be available to the Representative, the Representative shall be entitled, at its option, to terminate and cancel, without any liability on the part of the Underwriters, its obligations under this Agreement:

(a)	if, during the period from the date of this Agreement to the Closing Time, any inquiry, action, suit, investigation or other proceeding is commenced or any order is issued by any securities regulatory authority or other competent authority, which, in the opinion of the Representative, acting reasonably, prevents or materially restricts the distribution of or trading in the Notes;

(b)	if, during the period from the date of this Agreement to the Closing Time, there shall occur any material change or change in a material fact or should the Representative become aware of an undisclosed material fact such as is contemplated in Section 5(c) which, in the opinion of the Representative, acting reasonably, would be expected, in either case, to have a material adverse effect on the market price or value of the Notes; or

(c)	if, during the period from the date of this Agreement to the Closing Time, there should develop, occur or come into effect any occurrence of national or international consequence or any action, government law or regulation or other occurrence of any nature whatsoever which, in the opinion of the Representative, acting reasonably, seriously adversely affects or involves, or will seriously adversely affect or involve, the financial markets or the Seller's credit card business, by the delivery by the Representative to the Trust and the Seller of written notice to that effect prior to the Closing Time. If the Representative terminates its obligations hereunder pursuant to this Section 5, the liabilities of the Trust and the Seller hereunder to the Underwriters shall be limited to the obligations under Section 6, Section 8 and Section 9 hereof.

6.	Indemnity

(a)	The Trust, Depositor and the Seller, jointly and severally, shall indemnify and hold harmless each of the Underwriters and their respective affiliates, directors, officers, employees and agents, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an "Indemnified Party" and, collectively, "Indemnified Parties") from and against all losses (other than losses of profit in connection with the distribution of the Offered Notes), claims, expenses, fees, costs, damages, obligations, payments and liabilities (collectively, "Liabilities") to which they may be subject or which they may suffer or incur, whether under the provisions of any statute or otherwise, and which are caused or incurred by or arise, directly or indirectly, by reason of, or in consequence of, or based upon:

(i)	any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Time of Sale Information, the Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such Liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or alleged omission made in reliance upon and in conformity with any Underwriter Information;

(ii)	the breach by the Trust, the Depositor or the Seller of any material representation, warranty or covenant contained in this Agreement and the Basic Documents; and

(iii)	the failure of the Trust or the Depositor to comply with any applicable requirement of securities laws in the jurisdictions in which the Offered Notes are offered in connection with the transactions contemplated by this Agreement.

(b)	Each Underwriter shall indemnify and hold harmless each of the Trust, the Depositor and the Seller and their respective affiliates, trustees, directors, officers, employees and agents, and each person, if any, who controls the Trust, the Depositor or the Seller, as applicable, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an "Indemnified Party" and, collectively, "Indemnified Parties") from and against all Liabilities to which they may be subject or which they may suffer or incur, whether under the provisions of any statute or otherwise, and which are caused or incurred by or arise, directly or indirectly, by reason of, or in consequence of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Time of Sale Information, the Prospectus (or any amendment or supplement thereto) or any other written information used by or on behalf of the Trust or the Depositor in connection with the offer or sale of the Offered Notes (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only to the extent that such Liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or alleged omission made in reliance upon and in conformity with any information delivered to the Depositor by any Underwriter through the Representative for use in the Registration Statement, the Preliminary Prospectus, the Time of Sale Information or the Prospectus, or any amendment or supplement thereto, which information consists solely of the following information in the Preliminary Prospectus and the Prospectus: [(i) ●, (ii) ● and (iii) ●] (collectively, the "Underwriter Information").

(c)	If any suit, action or proceedings (including governmental or regulatory investigation) shall be brought or asserted in writing against any one or more of the Indemnified Parties in respect of which indemnification may be sought pursuant to (a) or (b) above, such Indemnified Party shall notify the Trust, the Depositor and the Seller, or the Underwriters, as the case may be (each, an "Indemnifying Party" and, collectively, the "Indemnifying Parties") in writing as soon as possible of the nature of such claim; provided that any failure to so notify shall not affect an Indemnifying Party's liability or relieve an Indemnifying Party of any obligation under this Section 6, and the Indemnifying Parties shall: (i) be entitled (but not required) after written notice to the Indemnified Parties, to assume the defense of any suit brought to enforce such claim, including the employment of counsel (satisfactory to such Indemnified Party, acting reasonably); and (ii) assume payment of expenses in relation to the defense thereof. Any Indemnified Party shall have the right to employ separate counsel in any case and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless:

(i)	the employment of such counsel has been specifically authorized in writing by the Indemnifying Parties in connection with the defense of such action or claim;

(ii)	the Indemnifying Parties shall not, within a reasonable time after receiving written notice, have employed counsel to have charge of the defense of such action; or

(iii)	the named parties to such action or claim include both the Indemnifying Parties and the Indemnified Party, and the Indemnified Party has been advised by its counsel that there are legal defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Parties collectively, or any of them, or that a conflict or adversity of interest exists which makes representation by counsel chosen by the Indemnifying Parties, or any of them, not advisable (in which case the Indemnifying Parties shall not have the right to assume or direct the defense of such action or claim on behalf of the Indemnified Party);

in any of which events such reasonable fees and expenses of counsel shall be borne by the Indemnifying Parties; provided that in no event shall the Indemnifying Parties be required to pay the fees and expenses of more than one firm of counsel for all of the Indemnified Parties and, in addition, one set of local counsel in each applicable jurisdiction, with respect to any claim or set of related claims. Notwithstanding the foregoing, no settlement may be made by the Indemnified Party concerned or by the Indemnifying Parties without the prior written consent of the other, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party, unless such settlement includes: (i) an unconditional release of such Indemnified Party, in form and substance reasonably satisfactory to such Indemnified Party, from all liability or claims that are the subject matter of such proceeding; and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(d)	The Indemnifying Parties waive any right they may have of first requiring an Indemnified Party to proceed against or enforce any other right, power, remedy or security or to claim payment from any other person before claiming under the indemnity provided for in this Section 6. It is not necessary for an Indemnified Party to incur expense or make payment before enforcing such indemnity.

(e)	In order to provide for just and equitable contribution in circumstances under which the indemnity provided in Section 6(a)(i) or Section 6(b) is due in accordance with its terms but is, for any reason, (x) held to be unavailable to or unenforceable by any one or more of the Indemnified Parties seeking to avail themselves of or enforce such indemnity or enforceable otherwise than in accordance with its terms, to the extent permitted by applicable law, or (y) insufficient in respect of any such Liabilities, the Trust, the Depositor and the Seller, as applicable, on the one hand, and the Underwriters, on the other hand, shall contribute to the aggregate of all Liabilities of the nature contemplated in this Section 6 and suffered or incurred by the Indemnified Parties: (i) in such proportion as is appropriate to reflect the relative benefits received by the Trust, the Depositor and the Seller, on the one hand, and the Underwriters, on the other, from the offering of the Offered Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Trust, the Depositor and the Seller, on the one hand, and the Underwriters, on the other, in connection with the statements, omissions or actions that resulted in such Liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Trust, the Depositor and the Seller, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions that the total net proceeds received by the Depositor from the sale of the Offered Notes pursuant to this Agreement (before deducting expenses), and the total discount and commission received by the Underwriters, bear to the aggregate initial offering price of the Offered Notes. The relative fault of the Trust, the Depositor and the Seller, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Trust, the Depositor or the Seller, on the one hand, or by the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, no party who has engaged in any fraud or fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to claim contribution from any person who has not engaged in such fraud or fraudulent misrepresentation. The Trust, the Depositor, the Seller and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6.

(f)	In the event that the Trust, the Depositor and the Seller may be held to be entitled to contribution from the Underwriters under the provisions of any statute or otherwise pursuant to applicable law, the Trust, the Depositor and the Seller shall be limited to receiving contribution in an amount not exceeding the lesser of:

(i)	the portion for which the Depositor and the Seller are responsible, as determined in Subsection 6(e) hereof, of the full amount of the loss or liability giving rise to such contribution; and

(ii)	the amount of the discounts and commissions actually received by the Underwriters hereunder.

(g)	The obligations under this Section 6 shall apply whether or not the transactions contemplated by this Agreement are completed and shall survive the completion of the transactions contemplated under this Agreement and the termination of this Agreement.

(h)	The Trust and the Underwriters acknowledge that the Trust is and will be relying in part for the purposes of granting the indemnity rights contained in this Section 6 on its rights against the Seller contained and to be contained in the representation and indemnity covenant issued as of the Closing Date by the Seller in favor of the Trust and the Indenture Trustee (the "Representation and Indemnity Covenant"). The Trust covenants and agrees to enforce for the benefit of each Underwriter, to the extent of any amounts indemnified hereunder, the indemnities provided by the Seller in the Representation and Indemnity Covenant.

7.	Conditions of Closing

In addition to the conditions stipulated elsewhere in this Agreement, the Underwriters' obligations to purchase the Offered Notes on the Closing Date will be subject to the accuracy of the representations and warranties of the Trust, the Depositor and the Seller set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made, to the timely performance by the Depositor of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)	Registration Compliance; No Stop Order. The Prospectus and each Trust Free Writing Prospectus will have been timely filed with the Commission under the Securities Act (in the case of a Trust Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and according to Section 3(c); and, as of the Closing Date, no stop order will have been issued suspending the effectiveness of the Registration Statement, any post-effective amendment or any part thereof, and no proceedings for that purpose will be pending before or, to the knowledge of the Depositor, threatened by the Commission.

(b)	Opinion of Canadian Counsel for the Trust, the Depositor and the Seller. The Underwriters shall have received at the Closing Time the opinion from [McCarthy Tétrault LLP], as Canadian counsel to the Trust and the Depositor, with respect to matters relating to the Trust and the Depositor, and as special Canadian counsel to the Seller, with respect to matters relating to the Seller, in a form reasonably satisfactory to the Underwriters.

(c)	Opinions of U.S. Counsel for the Trust. The Underwriters shall have received at the Closing Time the opinions from [Katten Muchin Rosenman LLP], as U.S. counsel to the Trust, with respect U.S. federal tax law and U.S. federal securities law matters relating to the Trust, in forms reasonably satisfactory to the Underwriters.

(d)	10b-5 Letter of U.S. Counsel for the Depositor and the Trust. The Underwriters shall have received at the Closing Time, if requested by the Underwriters, a 10b-5 letter from [Katten Muchin Rosenman LLP], as U.S. counsel to the Depositor and the Trust, in form and substance satisfactory to the Underwriters.

(e)	10b-5 Letter of U.S. Counsel for the Underwriter. The Underwriters shall have received at the Closing Time, if requested by the Underwriters, a 10b-5 letter from [Orrick, Herrington & Sutcliffe LLP], as U.S. counsel to the Underwriters, in form and substance satisfactory to the Underwriters.

(f)	Opinion of Asset Representations Reviewer. The Underwriters shall have received at the Closing Time the opinion from ●, [General Counsel] of the Asset Representations Reviewer, with respect to matters relating to the Asset Representations Reviewer, in a form reasonably satisfactory to the Underwriters.

(g)	Accountants' Agreed Upon Procedures Letter. On or prior to the Closing Date, the Underwriters shall have received from the Accountants a letter dated the date of the Prospectus and addressed to the Underwriters, in form and substance satisfactory to the Underwriters, confirming that they are independent public or certified public accountants within the meaning of the Rule 204 of Chartered Professional Accountants of Ontario's Code of Professional Conduct and by Rule 2-01 of the Commission's Regulation S-X and stating that the engagement to apply agreed-upon procedures was performed substantially in the form heretofore agreed and otherwise in form and substance satisfactory to counsel to the Underwriters.

(h)	Trust's Certificate. The Underwriters shall have received at the Closing Time a certificate, dated the Closing Date, addressed to the Underwriters and signed by duly authorized signatories of the Administrative Agent, certifying for and on behalf of the Trust, to the best of the knowledge, information and belief of the persons signing such certificate, after having made due inquiry, that:

(i)	the representations and warranties of the Trust contained herein are true and correct, in all material respects, as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated in the Basic Documents;

(ii)	the Trust has duly complied, in all material respects, with all covenants and satisfied all terms and conditions of the Basic Documents to be complied with and satisfied by the Trust at or prior to the Closing Time;

(iii)	no order, ruling or determination having the effect of ceasing or suspending trading in the Offered Notes has been issued or made by any securities commission or other regulatory authority and no proceedings for such purpose are pending or are contemplated or threatened by any securities commission or other regulatory authority;

(iv)	since the date of this Agreement, there has been no material change (actual, anticipated, contemplated or threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Trust except as disclosed in any amendment to the Time of Sale Information;

(v)	since the date of this Agreement, no transaction or agreement has been entered into by the Trust which is material to the Trust other than the Basic Documents and such other agreements or transactions to be entered into in connection with the purchase of the Series 202●-● Ownership Interest by the Trust from the Seller;

(vi)	there are no legal or governmental actions, suits or proceedings before or by any court or governmental agency or body, domestic or foreign, now pending, or, to its knowledge, threatened against or affecting the Trust or of which any property of the Trust is the subject, except as disclosed in any amendment to the Time of Sale Information; and

(vii)	[the issuance and sale of the Class B Notes and Class C Notes shall occur on the Closing Date.]

(i)	Seller's Certificate. The Underwriters shall have received at the Closing Time a certificate, dated the Closing Date, addressed to the Underwriters, signed by authorized signatories of the Seller, certifying for and on behalf of the Seller, to the best of the knowledge, information and belief of the persons signing such certificate after having made due inquiry, that:

(i)	the representations and warranties of the Seller contained herein are true and correct in all material respects as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated in the Basic Documents;

(ii)	the Seller has duly complied, in all material respects, with all covenants and satisfied all terms and conditions of the Basic Documents to which it is a party in its capacity as Seller or Administrative Agent to be complied with and satisfied by the Seller at or prior to the Closing Time;

(iii)	since the date of this Agreement, there has been no material change (actual, anticipated, contemplated or threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Seller or in respect of its credit card business except as disclosed in any amendment to the Time of Sale Information; and

(iv)	there are no legal or governmental actions, suits or proceedings before or by any court or governmental agency or body, domestic or foreign, now pending, or, to its knowledge, threatened against the Seller or to which any property of the Seller in respect of its credit card business is subject, except as disclosed in any amendment to the Time of Sale Information and other than litigation which will not have a material adverse effect on the business, financial condition or results of operations of the Seller in respect of its credit card business or the ability of the Seller to perform its obligations under the Basic Documents in its capacity as Seller;

(j)	DTC. The Offered Notes shall be eligible for clearing and settlement through DTC.

(k)	Confirmation of Ratings. The Depositor will have received ratings letters from the Rating Agencies that assign the ratings to the Offered Notes at least as high as the ratings stated in the Terms Annex.

(l)	Basic Documents. The Underwriters shall have received executed copies of the Basic Documents and the transactions contemplated by the Basic Documents required to be completed by the Closing Time will have been completed to the satisfaction of the Underwriters.

(m)	Representation and Indemnity Covenant. The Underwriters shall have received an executed copy of the Representation and Indemnity Covenant in form and substance satisfactory to the Underwriters.

(n)	Additional Documents. The Underwriters shall have received such other information, certificates, statutory declarations or materials, in form and substance satisfactory to the Underwriters and their counsel, as the Underwriters and their counsel may reasonably request.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by the Representative on notice to the Trust at any time at or prior to the Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 9 hereof. Notwithstanding any such termination, the provisions of Sections 6, 8 and 15 hereof shall remain in effect. It is understood that the Representative may waive, in whole or in part, or extend the time for, compliance with any of such terms and conditions without prejudice to the rights of the Underwriters in respect of any other such term or condition or any other or subsequent breach or non-compliance with that or any other term or condition; provided that, to be binding on the Underwriters, any such waiver or extension must be in writing.

8.	Reimbursement of Underwriter's Expenses.

If this Agreement is terminated by the Representative pursuant to Section 7, or if the sale to the Underwriters of the Offered Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Depositor to perform any agreement herein or to comply with any provision hereof, the Depositor agrees to reimburse the Underwriters upon demand for all reasonable out-of-pocket expenses that have been reasonably incurred by the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Notes, including but not limited to reasonable fees and disbursements of counsel, travel expenses, postage, facsimile and telephone charges.

9.	Expenses of the Offering

Whether or not the distribution of the Offered Notes shall be completed or this Agreement is terminated, all expenses, including, without limitation, (i) the Commission's registration fees for the Offered Notes; (ii) the costs of preparing and printing the Preliminary Prospectus, Time of Sale Information and Prospectus (and all amendments and supplements thereto) and the distribution thereof, this Agreement, the Trust Indenture and the Basic Documents; (iii) the cost of the creation, issuance and delivery of the Offered Notes (including all printing and engraving costs and all necessary issue, transfer and stamp taxes in connection with the issuance and sale of the Offered Notes to the Underwriters), (iv) the fees and expenses of the Trust's counsel and public or certified public independent accountants and other advisors; (v) the reasonable fees and expenses incurred in connection with the registration or qualification of eligibility for investment (or obtaining exemptions from the qualification or registration) of the Offered Notes under the laws of such jurisdictions as the Representative may designate, and, if requested by the Representative, the printing and distribution of a blue sky memorandum; (vi) any fees charged by the Trustees, including the fees and expenses of counsel for the Trustees, in connection with the Trust Indenture; (vii) all fees charged by the Asset Representations Reviewer; (viii) any fees charged by Rating Agencies for rating the Notes; (ix) all expenses and application fees incurred in connection with the approval of the Offered Notes for book-entry transfer by DTC; (x) all expenses incurred by the Trust in connection with any "road show" presentation to potential investors; and (xi) all other costs that are incidental to all other matters in connection with the transactions herein set out, shall be borne by the Seller. The Underwriters shall be responsible for the fees and disbursements of the Underwriters' counsel and the out-of-pocket expenses of the Underwriters (including any goods and services taxes or other sales taxes applicable to the Underwriters' remuneration hereunder).

10.	Limited Recourse

In enforcing any claim against the Trust for losses, costs, damages, expenses or other liabilities incurred by the Underwriters in connection with any breach by the Trust of its obligations under this Agreement in the event the purchase of the Offered Notes is completed as contemplated herein, an Underwriter's recourse will be limited to recovery against the Trust's right, title and interest in and to the assets acquired by the Trust pursuant to the purchase transaction contemplated in the Prospectus.

Nothing in this Agreement will be deemed to cause the Issuer Trustee personally to be liable for any obligations of the Trust or the Depositor under this Agreement and the Underwriters will not seek any personal or deficiency judgment on such obligations; provided, however, that the foregoing will not in any way affect any rights the Underwriters may have under this Agreement to recover any funds, damages, expenses or costs (including reasonable legal fees on a solicitor and his own client basis) incurred by the Underwriters as a result of fraud, gross negligence, wilful misconduct or misrepresentation. Any liability of the Issuer Trustee under this Agreement is non-recourse to the Issuer Trustee in its personal capacity and limited solely to the Trust's property. No other property or assets of the Issuer Trustee, whether owned by it in its personal capacity or otherwise, will be subject to levy, execution or other enforcement procedure with regard to any obligation under this Agreement. There will be no further liability against the Issuer Trustee.

11.	Notices

Any notice or other communication to be given under this Agreement will be in writing and may be given by facsimile, electronic mail or by personal delivery to an officer of the party to whom the notice is given and will:

(a)	in the case of the Depositor, be addressed and sent:

Golden Credit Card Limited Partnership
c/o Golden Credit Card GP Inc.
200 Bay Street, 12th Floor
Royal Bank Plaza, South Tower
Toronto, Ontario
M5J 2J5

Facsimile: ●
Attention: ●
Email: ●

(b)	in the case of the Trust, be addressed and sent:

c/o Royal Bank of Canada
Securitization & Term Funding, Corporate Treasury
RBC Centre
155 Wellington St. West
14th floor
Toronto, Ontario
M5V 3K7

Facsimile: ●
Attention: ●
Email: ●

[with a copy to the Issuer Trustee at:

Computershare Trust Company of Canada
100 University Avenue
8th Floor
Toronto, Ontario
M5J 2Y1

Facsimile: (416) 981-9777
Attention: Manager, Corporate Trust]

(c)	in the case of the Seller, be addressed and sent to:

c/o Royal Bank of Canada
Securitization & Term Funding, Corporate Treasury
RBC Centre
155 Wellington St. West
14th floor
Toronto, Ontario
M5V 3K7

Facsimile: ●
Attention: ●
Email: ●

(d)	in the case of the Underwriters, be addressed and sent to the Representative:

[Representative]

[address]

Facsimile: ●

Attention: ●

Email: ●

Any such notice or other communication will be deemed to have been received, if received prior to 4:00 p.m. on a Business Day, on such Business Day; if received on a day other than a Business Day or on a Business Day after 4:00 p.m., any such notice will be deemed to have been given on the next following Business Day. Any party hereto may change the address for the receipt of communications by giving written notice to the others.

12.	Successors, Assigns and Others.

Any change or changes in the name or reorganization (whether by way of reconstruction, consolidation, amalgamation, merger, transfer, sale, lease or otherwise) of the Seller or its business will not affect or in any way limit or lessen the liability of the Seller under this Agreement, and this Agreement will extend to any affiliate of the Seller (within the meaning of the Bank Act (Canada)) from time to time carrying on the business of the Seller. This Agreement will be binding upon the Seller and its successors and assigns.

This Agreement, including, without limitation, any and all representations and warranties, covenants and indemnities of the Trust or the Depositor in this Agreement, may not be assigned without the prior written consent of the other parties to this Agreement and will enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns, and to the benefit of the employees, officers, directors, agents and controlling persons referred to in Section 6, and to any third party beneficiary designated below and any successor of such third party beneficiary, and no other person will have any right or obligation hereunder. The term "successors" shall not include any Subsequent Purchaser of the Offered Notes as such from the Underwriters merely by reason of such purchase.

13.	Partial Unenforceability.

The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

14.	No Advisory or Fiduciary Relationship.

The Trust, the Depositor and the Seller acknowledge and agree that: (a) the purchase and sale of the Offered Notes pursuant to this Agreement, including the determination of the offering price of the Offered Notes and any related discounts and commissions, is an arm's-length commercial transaction between the Trust, the Depositor and the Seller, on the one hand, and the Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Trust, the Depositor, or the Seller or their respective creditors, employees or any other party, (c) no Underwriter has assumed or will assume advisory or fiduciary responsibilities in favor of the Trust, the Depositor or the Seller with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Trust, the Depositor or the Seller on other matters) and no Underwriter has any obligation to the Trust, the Depositor or the Seller with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Trust, the Depositor and the Seller, and (e) the Underwriters have not provided any legal, accounting, regulatory, investment or tax advice with respect to the offering contemplated hereby and the Trust, the Depositor and the Seller have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate.

15.	Governing Law, Survival of Representations, Etc.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The representations, warranties, obligations and agreements in this Agreement or delivered by the Trust, the Depositor and the Seller will survive the purchase by the Underwriters of the Offered Notes and will continue in full force and effect, unaffected, by any subsequent disposition of the Offered Notes by the Underwriters and the Underwriters will be entitled to rely thereon notwithstanding any investigation which the Underwriters may undertake or which may be undertaken on the Underwriters' behalf. The representations, warranties, obligations and agreements in this Agreement or delivered by the Underwriters will survive the purchase and sale of the Offered Notes and termination of this Agreement and will continue in full force and effect for the benefit of the Trust, the Depositor and the Seller regardless of any subsequent disposition of the Offered Notes and the Trust, the Depositor and the Seller will be entitled to rely thereon notwithstanding any investigation which the Trust, the Depositor or the Seller may undertake or which may be undertaken on their behalf.

16.	Consent to Jurisdiction.

Each of the Trust, the Depositor and the Seller agree that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated thereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York located in the City and County of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The parties irrevocably and unconditionally waive, to the fullest extent permitted by applicable law, any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim, to the fullest extent permitted by applicable law, in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

17.	Waiver of Immunity.

With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any proceedings instituted in regard to the enforcement of a judgment of the Specified Courts (a "Related Judgment"), each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Sovereign Immunities Act of 1976, as amended.

18.	Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase U.S. dollars with such other currency in the City of New York on the Business Day preceding that on which the final judgment is given. The obligations of each of the Trust, the Depositor and the Seller in respect of any sum due from it to any Underwriter shall, notwithstanding any judgment in a currency other than U.S dollars, not be discharged until the first Business Day following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Underwriter hereunder, each of the Trust, the Depositor and the Seller agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Underwriter against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Underwriter hereunder, the Underwriter agrees to pay the Trust, the Depositor or the Seller, as the case may be, an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Underwriter hereunder.

19.	Recognition of the U.S. Special Resolution Regimes.

(a)	In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)	In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 22: (A) a "BHC Act Affiliate" has the meaning assigned to the term "affiliate" in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) "Covered Entity" means any of the following: (i) a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) "Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) "U.S. Special Resolution Regime" means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

20.	General Provisions.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The headings in this Agreement are for convenience of reference only and will not affect the interpretation or meaning of this Agreement.

21.	Electronic Signature

Each of the parties hereto agrees that the transaction consisting of this Agreement may be conducted by electronic means. Each party agrees, and acknowledges that it is such party's intent, that if such party signs this Agreement using an electronic signature, it is signing, adopting, and accepting this Agreement and that signing this Agreement using an electronic signature is the legal equivalent of having placed its handwritten signature on this Agreement on paper. Each party acknowledges that it is being provided with an electronic or paper copy of this Agreement in a usable format.

If you are in agreement with the foregoing, please sign the enclosed copies of this letter, whereupon this Agreement will become binding in accordance with its terms.

Yours truly,

GOLDEN CREDIT CARD TRUST, by its Trustee, COMPUTERSHARE TRUST COMPANY OF CANADA, as represented by its Administrative Agent, ROYAL BANK OF CANADA

By:
Name:
Title:

By:
Name:
Title:

GOLDEN CREDIT CARD LIMITED PARTNERSHIP, by its managing general partner, GOLDEN CREDIT CARD GP INC.

By:
Name:
Title:

By:
Name:
Title:

ROYAL BANK OF CANADA

By:
Name:
Title:

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative in New York, New York as of the date first above written.

[REPRESENTATIVE], as an Underwriter and Representative of the other Underwriters

By:
Name:
Title:

TERMS ANNEX

Pricing Date:	● ●, 202●

Time of Sale:	● [a.m.][p.m.] (EST), ● ●, 202●

Closing Date:	● ●, 202●

Closing Location:	McCarthy Tétrault LLP Suite 5300 Toronto Dominion Bank Tower Toronto, Ontario M5K 1E6

Closing Time:	● [a.m.][p.m.] (Toronto time)

Offered Notes:

Credit Card Receivables Backed [Floating Rate]
Class A Notes, Series 202●-●

[Credit Card Receivables Backed Floating Rate
Class B Notes, Series 202●-●]

[Credit Card Receivables Backed Floating Rate
Class C Notes, Series 202●-●]

Required Ratings as of the Closing Date and Terms of the Offered Notes:

The ratings on each Class of Offered Notes from each "nationally recognized statistical rating organization" (each, a "Rating Agency") stated in the Time of Sale Information.

Pricing Information for the Offered Notes:

Offered Notes	Principal Amount	Interest Rate	Purchase Price	Underwriting Discount	Expected Principal Payment Date	Prescription Date
Class A Notes	US$●	[●%][USD Compounded SOFR Index plus ●% per annum, with payments made on the 15th day of each month, beginning ● ●, 202●.*]	●%	●%	● ●, 202●	● ●, 20●

[Class B Notes	US$●	[●[USD Compounded SOFR Index plus ●% per annum, with payments made on the 15th day of each month, beginning ● ●, 202●.*]	●%	●%	● ●, 202●	● ●, 20●]

[Class C Notes	US$●	[●[USD Compounded SOFR Index plus ●% per annum, with payments made on the 15th day of each month, beginning ● ●, 202●.*]	●%	●%	● ●, 202●	● ●, 20●]

*	The interest rate for the Class A[, Class B] [and] [Class C] Notes will be a rate initially based on the USD Compounded SOFR Index; however, the benchmark may change in certain situations as described under "Certain Features of Series 202●-● Ownership Interest and Notes – Details of the Offering – Interest" in the Preliminary Prospectus.

[The Trust is also separately and concurrently issuing [Class B] [and] [Class C] Notes on a private placement basis in the amount of CDN● and CDN$●, respectively, bearing interest at a rate of ● % per annum and ● % per annum, respectively, payable semi-annually beginning on ●, which are not being purchased by the Underwriters.]

Underwriters and Allotments

Underwriters	Initial Principal Amount of [the Offered] [Class A] Notes		[Initial Principal Amount of Class B Notes		[Initial Principal Amount of Class C Notes
●	$	●	$	●	$	●
●	$	●	$	●	$	●
●	$	●	$	●	$	●
Total	$	●	$	●]	$	●]

Parties

Depositor: Golden Credit Card Limited Partnership

Issuing Entity: Golden Credit Card Trust

Issuer Trustee: Computershare Trust Company of Canada

Indenture Trustee: CIBC Mellon Trust Company

Time of Sale Information

[Trust Free Writing Prospectus:	Roadshow Presentation, dated ● ●, 202●]

Preliminary Prospectus:	Preliminary Prospectus, dated ● ●, 202●

Trust Free Writing Prospectus:	Ratings FWP, dated ● ●, 202●

Underwriter Free Writing Prospectus:	Bloomberg Pricing Screen, dated ● ●, 202●